UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): May 15, 1998

                          Commission File Number 0-9747



                       EXCALIBUR TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)



            Delaware                                       85-0278207
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                    Identification No.)

             1921 Gallows Road, Suite 200, Vienna, Virginia        22182
                  (Address of principal executive offices)      (Zip Code)

     Registrant's telephone number, including area code: (703) 761 - 3700




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Item 5. Other Events

      On May 15, 1998, Excalibur Technologies Corporation, a Delaware corporation, (the "Company"), completed a private placement of 325,000 shares (the "Shares") of its common stock to an unaffiliated financial institution. The Company sold the shares at a purchase price of $10.00 per share, resulting in proceeds to the Company of $3,250,000. The transaction was placed directly by the Company.

      The Company plans to use the proceeds to finance ongoing operations and for general corporate purposes. Subsequent to May 15, 1999, the investor in the private placement has the right to cause the Company to file a registration statement under the Securities Act of 1933 covering the Shares. The Shares were sold pursuant to an exemption from the registration requirements of the Securities Act of 1933.


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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      EXCALIBUR TECHNOLOGIES CORPORATION


                                       By:/s/Patrick C. Condo
                                         ------------------------------
                                         Patrick C. Condo
                                         President and Chief Executive Officer

Date:  May 29, 1998